PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES

                                                                        Six Months Ended
                                                                            June 30,               For the Year Ended December 31,
                                                                  -----------------------------     -----------------------------
                                                                     2002             2001             2001             2000
                                                                  ------------     ------------     ------------     ------------
                                                                             (Amounts in thousands, except ratios)
Net income................................................        $   168,173      $   156,408      $   324,208      $   297,088
   Add: Minority interest in income.......................             21,955           23,370           46,015           38,356
   Less: Minority interests in income which do not have fixed
     charges..............................................             (5,492)          (4,846)         (11,243)         (10,549)
                                                                  ------------     ------------     ------------     ------------
Income from continuing operations.........................            184,636          174,932          358,980          324,895
   Interest expense.......................................              2,315            2,095            3,227            3,293
                                                                  ------------     ------------     ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   186,951      $   177,027      $   362,207      $   328,188
                                                                  ============     ============     ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     5,587      $     6,314      $    12,219      $    13,071

Preferred Stock dividends.................................        $    73,776      $    56,772      $   117,979      $   100,138
Preferred OP unit distributions...........................             13,453           17,010           31,737           24,859
                                                                  ------------     ------------     ------------     ------------

Total Preferred Distributions.............................        $    87,229      $    73,782      $   149,716      $   124,997
                                                                  ============     ============     ============     ============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $    92,816      $    80,096      $   161,935      $   138,068
                                                                  ============     ============     ============     ============
Ratio of Earnings to Fixed Charges........................              33.46            28.04x           29.64x           25.11x
                                                                  ============     ============     ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.01x            2.21x            2.24x            2.38x
                                                                  ============     ============     ============     ============

                                                                           For the Year Ended December 31,
                                                                  ----------------------------------------------
                                                                     1999             1998             1997
                                                                  ------------     ------------     ------------
                                                                       (Amounts in thousands, except ratios)
Net income................................................        $   287,885      $   227,019      $   178,649
   Add: Minority interest in income.......................             16,006           20,290           11,684
   Less: Minority interests in income which do not have fixed
     charges..............................................            (13,362)         (15,853)         (10,375)
                                                                  ------------     ------------     ------------
Income from continuing operations.........................            290,529          231,456          179,958
   Interest expense.......................................              7,971            4,507            6,792
                                                                  ------------     ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $   298,500      $   235,963      $   186,750
                                                                  ============     ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $    12,480      $     7,988      $     9,220

Preferred Stock dividends.................................        $    94,793      $    78,375      $    88,393
Preferred OP unit distributions...........................                  -                -                -
                                                                  ------------     ------------     ------------

Total Preferred Distributions.............................        $    94,793      $    78,375      $    88,393
                                                                  ============     ============     ============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $   107,273      $    86,363      $    97,613
                                                                  ============     ============     ============
Ratio of Earnings to Fixed Charges........................              23.92x           29.54x           20.25x
                                                                  ============     ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.78x            2.73x            1.91x
                                                                  ============     ============     ============

                                   Exhibit 12

                              PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                           EARNINGS TO FIXED CHARGES

                                                                   Six Months Ended
                                                                       June 30,              For the Year Ended December 31,
                                                                 2002            2001            2001            2000
                                                             -----------     -----------     -----------     -----------
SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES,
DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES:
Net income..............................................     $  168,173      $  156,408      $  324,208      $  297,088
Less - Gain on sale of real estate and real estate                 (402)         (1,568)         (4,091)         (3,786)
investments.............................................
Add - Depreciation and amortization.....................         90,049          80,945         168,061         148,967
Less - Depreciation allocable to minority interests.....         (4,538)         (3,568)         (7,847)         (7,138)
Add - Depreciation included in equity in earnings of real
    estate entities.....................................         12,896          11,214          25,096          21,825
Add - Minority interest - Preferred.....................         13,453          17,010          31,737          24,859
Add - Interest expense..................................          2,315           2,095           3,227           3,293
                                                             -----------     -----------     -----------     -----------
EBITDA available to cover fixed charges.................     $  281,946       $ 262,536       $ 540,391      $  485,108
                                                             ===========     ===========     ===========     ===========

Total fixed charges - Interest expense (including
capitalized interest)...................................     $    5,587      $    6,314      $   12,219      $   13,071
                                                             ===========     ===========     ===========     ===========
Preferred stock dividends...............................     $   73,776      $   56,772       $ 117,979       $ 100,138
Preferred OP unit distributions.........................         13,453          17,010          31,737          24,859
                                                             -----------     -----------     -----------     -----------
Total preferred distributions...........................     $   87,229      $   73,782      $  149,716      $  124,997
                                                             ===========     ===========     ===========     ===========
Total combined fixed charges and preferred stock
    distributions.......................................     $   92,816       $  80,096       $ 161,935      $  138,068
                                                             ===========     ===========     ===========     ===========
Ratio of EBITDA to fixed charges........................          50.46x          41.58x         44.23x           37.11x
                                                             ===========     ===========     ===========     ===========
Ratio of EBITDA to combined fixed charges and preferred
    stock distributions.................................           3.04x           3.28x          3.34x            3.51x
                                                             ===========     ===========     ===========     ===========

                                                                 For the Year Ended December 31,
                                                                1999            1998            1997
                                                             -----------    -----------     -----------
SUPPLEMENTAL DISCLOSURE OF RATIO OF EARNINGS BEFORE INTEREST, TAXES
DEPRECIATION AND AMORTIZATION ("EBITDA") TO FIXED CHARGES:
                                                                (Amounts in thousands, except ratios)
Net income..............................................     $  287,885     $  227,019      $  178,649
Less - Gain on sale of real estate and real estate               (2,154)             -               -
investments.............................................
Add - Depreciation and amortization.....................        137,719        111,799          92,750
Less - Depreciation allocable to minority interests.....         (9,294)       (12,022)         (9,245)
Add - Depreciation included in equity in earnings of real
    estate entities.....................................         19,721         13,884          11,474
Add - Minority interest - Preferred.....................              -              -               -
Add - Interest expense..................................          7,971          4,507           6,792
                                                             -----------    -----------     -----------
EBITDA available to cover fixed charges.................      $ 441,848     $  345,187       $ 280,420
                                                             ===========    ===========     ===========

Total fixed charges - Interest expense (including
capitalized interest)...................................     $   12,480     $    7,988      $    9,220
                                                             ===========    ===========     ===========
Preferred stock dividends...............................     $   94,793     $   78,375      $   88,393
Preferred OP unit distributions.........................              -              -               -
                                                             -----------    -----------     -----------
Total preferred distributions...........................     $   94,793     $   78,375      $   88,393
                                                             ===========    ===========     ===========
Total combined fixed charges and preferred stock
    distributions.......................................      $ 107,273     $   86,363       $  97,613
                                                             ===========    ===========     ===========
Ratio of EBITDA to fixed charges........................         35.40x          43.21x          30.41x
                                                             ===========    ===========     ===========
Ratio of EBITDA to combined fixed charges and preferred
    stock distributions.................................          4.12x           4.00x           2.87x
                                                             ===========    ===========     ===========

EBITDA represents earnings prior to interest, taxes, depreciation, amortization, and gains on sale of real estate assets.

                                   Exhibit 12